UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 2, 2005

Date of report (Date of earliest event reported)

Archipelago Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32274	86-1075595
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

100 South Wacker Drive, Suite 1800, Chicago, IL 60606

(Address of Principal Executive Offices)

(312) 960-1696

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01                                             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 2, 2005, the Pacific Exchange, Inc. (“PCX”), a Delaware corporation and wholly owed subsidiary of Archipelago Holdings, Inc., a Delaware corporation, entered into an indemnity agreement (“Agreement”) with The Options Clearing Corporation (“OCC”) a Delaware corporation. A copy of the Agreement is attached hereto and incorporated herein by reference as Exhibit 2.1.  The description of the Agreement as set forth herein is qualified in its entirety by reference to the full text of the Agreement.

Brief Description of the Material Terms and Conditions of the Amendment

Under the terms of the Agreement, PCX will indemnify OCC for any third party claim made in connection with the clearing activity of OCC undertaken as part of its clearing arrangement with PCX; and OCC will issue options on exchange traded funds listed and traded on the Pacific Exchange and clear those trades in accordance with its clearing arrangement with PCX.

Relationship of the Parties

PCX owns a 20% equity interest in OCC.

Item 9.01                                             FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
2.1	Amended and Restated Indemnity Agreement, dated November 2, 2005, by and between The Options Clearing Corporation and the Pacific Exchange, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2005	Archipelago Holdings, Inc.

/s/ Nelson Chai
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Amended and Restated Indemnity Agreement, dated November 2, 2005, by and between The Options Clearing Corporation and the Pacific Exchange, Inc.